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                                                                    Exhibit 10.4

                               AMPACE CORPORATION


                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN


         1.       Purpose.

         The purpose of the Plan is to promote the growth and general prosperity of AMPACE CORPORATION (hereinafter called the "Company") by permitting the Company, by grant of Options to purchase shares of its Common Stock, to attract and retain the best available personnel for positions of substantial responsibility and to provide certain key employees with an additional incentive to contribute to the success of the Company and its subsidiaries.

         2.       Administration.

         The Plan shall be administered by the Compensation Committee, members of which are appointed by the Board of Directors of the Company (hereinafter called the "Board") in accordance with Section 4.4 of the By-Laws of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion, to determine which of the eligible employees of the Company shall receive Options, the time when Options shall be granted, the effective date of the grant of such Options, the terms of such Options ( which may differ from one another), and the number of shares to be optioned and shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

         3.       Eligibility.

         Options may be granted only to key employees of the Company and not to Directors or any of the following officers: Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Executive Vice President of Operations, Vice President of Corporate Development, Chief Financial Officer, Treasurer and Secretary. The Committee shall select employee grantees. No member of the Committee is eligible to receive Options. In any calendar year, the aggregate fair market value of the shares of Common Stock (as determined at the time the Option is granted) for which the Option is exercisable for the first time by any employee shall not exceed the sum of One Hundred Thousand and no/100 ($100,000) Dollars. The total number of shares of Common Stock subject to this Plan shall not exceed one hundred fifty thousand (150,000) shares.

         4.       Option Price.

         The purchase price of shares of Common Stock issuable upon exercise of each Option granted pursuant to the Plan shall be not less than one hundred (100%) percent of the fair market value of the shares on the date the Option is granted. Options granted under the Plan may be exercised not earlier than three
(3) years after the date of the granting of such Options. No



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Option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. Options may not be granted to any employee who at the time such an Option is granted owns more than ten (10%) percent of the total combined voting power of all classes of stock of the Company unless (i) the purchase price of such shares of Common Stock issuable upon exercise of each Option is not less than one hundred and ten (110%) percent of the fair market value of such shares on the date such Option is granted, and (ii) such Option is not exercisable after the expiration of five (5) years from the date such Option is granted.

         5.       Exercise of Option.

         The Option is nontransferable other than at death and is exercisable during the lifetime of the employee to whom the Option is granted only by such employee. In the event of termination of employment of a Plan Participant holding an Option for any reason other than retirement, death or disability, the term of the Option shall expire on a date not later than thirty (30) days after such termination. In the event of termination due to retirement, death or disability of a Plan Participant holding an Option, the Option shall be exercisable during the following period, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, death or disability: (i) the one (1) year period from the date of termination in the case of disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), (ii) the six (6) month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased employee, in the case of the employee's death during his employment by the Company but not later than one (1) year after the employee's death, and (iii) the three (3) month period following the date of such termination in the case of retirement on or after attainment of age sixty-five (65), or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term. Notwithstanding any other provisions set forth herein, if the employee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of the Company, (ii) breach any covenant not to compete, or employment contract, with the Company or any subsidiary of the Company, or (iii) engage in conduct that would warrant the employee's discharge for cause (excluding general dissatisfaction with the performance of the employee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any subsidiary of the Company), any unexercised portion of the Option shall immediately terminate and be void.

         6.       Manner of Exercise.

         An Option shall be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates, no right to vote or receive dividends or other rights as a Stockholder shall exist with respect to optioned shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued except as provided in Section 8. An



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Option may be exercised in accordance with this Section 6 as to all or any portion of the shares subject to the Option from time to time, but shall not be exercisable with respect to fractions of a share.

         7.       Amendment or Termination of the Plan.

         The Board may amend the Plan from time to time in such respects as the Board may deem advisable, provided that (i) except in the case of adjustments made pursuant to Section 8, the Board may not, without further approval of all stockholders of the Company entitled to vote thereon, increase the maximum number of shares for which Options may be granted under the Plan, and (ii) in no event shall any amendment to the Plan adversely affect the rights of any employee with respect to (A) any Option then in effect or (B) any shares of Common Stock previously purchased pursuant to the exercise of an Option.

         8.       Adjustments Upon Changes In Capitalization.

         If all or any portion of an Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, as a result of which shares of any class shall be issued in respect of outstanding shares of Common Stock or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such an Option shall receive, for the aggregate price payable upon such exercise of the Option, the aggregate number and class of shares which, if shares of Common Stock (as authorized at the date of the granting of such Option ) had been purchased at the date of granting of the Option for the same aggregate price (on the basis of the price per share provided in the Option ) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares remaining available under the Plan shall be at that number and class which a person, to whom an Option has been granted for all of the available shares under the Plan on the date preceding such change, would be entitled to receive as provided in the first sentence of this Section 8.

         9.       Vesting of Options Upon a Change in Control.

         The vesting of options will be accelerated upon a "Change in Control" of the Company. A Change in Control is deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or more transactions, of shares of




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Common Stock of the Company representing 50 percent or more of the total number of votes that may be case by all stockholders of the Company voting as a single class, without the approval or consent of the Company's Board of Directors, (b) there is a consolidation or merger of the Company in which the Company is not the surviving corporation, or (c) a plan or proposal for the liquidation or dissolution of the Company is adopted.

         10.      Reservation of Shares of Common Stock.

         The Company, during the term of this Plan, will at all times reserve and keep available, such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

         11.      Investment Intent.

         The Plan Participant agrees that all shares purchased by the Plan Participant under the option are acquired for investment and not for distribution, and that each notice of exercise of the option shall be accompanied by a written representation, signed by the Plan Participant, to that effect.

         12.      Definitions.

         As used herein, the following definitions shall apply:

                  (a) COMMON STOCK shall mean Common Stock, $.0001 par value, of the Company.

                  (b) OPTION shall mean a stock option granted pursuant to the Plan

                  (c) PLAN shall mean this Key Employee Incentive Stock Option Plan of the Company.

                  (d) PLAN PARTICIPANT shall mean an Employee who is granted an option to purchase Common Stock pursuant to the Plan.

                  (e) STOCKHOLDER(S) shall mean holder(s) of outstanding shares of the Company's Common Stock which were purchased pursuant to the Plan.





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                      AMENDMENT NO. 1 TO AMPACE CORPORATION
                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

         The Ampace Corporation Key Employee Incentive Stock Option Plan is hereby amended as follows:

         13. Section 2 of the Plan is hereby amended by adding the following at the end of said section:

                  Any Options granted to a key employee who is subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934 shall be approved by the Board.

         14. Section 3 of the Plan is amended by deleting the first sentence in its entirety and inserting the following in lieu thereof:

                  Options may be granted only to key employees of the Company, including key employees who are also directors and/or officers of the Company.

         15. Section 4 of the Plan is amended by deleting the second sentence of said section and inserting the following in lieu thereof:

         Each option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee. The Committee, in its discretion, may provide in the option agreement circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any Option, in whole or in part, at any time.

         16.      Section 7 of the Plan is amended  by deleting subsection
(i) in its entirety and inserting the following in lieu thereof:

         (i) except in the case of adjustments made pursuant to Section 8, the Board may not, without further approval of a majority of the Stockholders of the Company entitled to vote thereon, increase the maximum number of shares for which Options may be granted under the Plan, and

         17. Section 12(e) of the Plan is amended by deleting the phrase "which were purchased pursuant to the Plan" from said section.

         18. Except as otherwise amended herein, all other terms, conditions and provisions of the Plan shall continue to be in full force and effect.



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         19.      This Amendment has been approved by the Board of Directors of the Company as of August 21, 1997.



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